Exhibit 99.1

For Immediate Release

July 23, 2020

Contact:

Gerald Lyons	Mary M. Gentry
Sr. EVP, Chief Financial Officer	VP, Treasurer and Investor Relations
864.286.4845	864.286.4892
gerry.lyons@scansource.com	mary.gentry@scansource.com

ScanSource Initiates $30 Million Expense Reduction Plan

•	Reports preliminary fourth quarter fiscal year 2020 net sales

•	Hosts investor conference call today, 7/23/20, at 5:00 pm ET

GREENVILLE, S.C. — ScanSource, Inc. (Nasdaq: SCSC), a leading provider of technology products and solutions, today announced actions to address the business impacts of the COVID-19 pandemic and prepare for the next phase of growth.

These actions include a $30 million expense reduction plan designed to better align the cost structure for its wholesale distribution business with lower sales volumes as a result of the COVID-19 pandemic. As part of the plan, ScanSource will continue to invest in its higher growth agency business, Intelisys. Strong growth for the Intelisys business has continued, even with the COVID-19 pandemic.

The expense reduction plan includes (i) 10% to 25% salary reductions for the Executive team through December 31, 2020, (ii) elimination of cash retainers for the Board of Directors through December 31, 2020, (iii) cost savings measures related to discretionary SG&A expenses, (iv) a reduction in workforce in North America, excluding the Intelisys business and (v) the wind-down of the Canpango professional services business.

“Taking these measures, most of all letting go valued and dedicated members of our team, is very difficult,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “We are incredibly grateful to these employees for their service to ScanSource, and deeply appreciate their loyalty and hard work to move ScanSource forward.”

These actions are expected to reduce the Company’s annualized SG&A cost base by approximately $30 million. In the first quarter of fiscal year 2021, the Company anticipates recording an estimated pre-tax cash charge of approximately $8 to $9 million, consisting of severance and related employee benefits. The Company expects to complete substantially all of the workforce reduction of approximately 200 positions by the end of the September 2020 quarter.

Wind-Down of the Canpango Professional Services Business

ScanSource has initiated actions to close Canpango, its Salesforce implementation and consulting business. In August 2018, ScanSource acquired Canpango to help partners build out their customer relationship management capabilities as part of a CCaaS solution. There has been limited adoption by ScanSource’s partner community. With input from valued partners, ScanSource has shifted its focus to delivering a more targeted set of services to support CCaaS and UCaaS business growth through partnerships with third parties.

As a result of winding down the Canpango business, which includes completing existing contracts over the next few months, ScanSource expects to record a pre-tax non-cash charge of approximately $2 million as of June 30, 2020.

Update on Preliminary Fourth Quarter Fiscal Year 2020 Net Sales

Subject to completion of financial reporting and review procedures, ScanSource announced that it expects fourth quarter fiscal year 2020 GAAP net sales to be approximately $758 million and non-GAAP net sales excluding the Planned Divestitures to be approximately $636 million. This represents a 21% decline year-over-year for quarterly GAAP net sales and a 19% decline year-over-year for quarterly non-GAAP net sales, excluding the negative impact of foreign currency translation. For the Intelisys business, fourth quarter fiscal year 2020 net sales increased approximately 15% year-over-year. ScanSource expects to provide full fourth quarter and fiscal year 2020 results on August 25, 2020.

Conference Call

ScanSource will be hosting a conference call to discuss the expense reduction plan today, July 23, 2020, at 5:00 PM ET. The live conference call is accessible by telephone at 1-866-861-6865 or 1-765-507-2651 (passcode: ScanSource). A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company’s planned expense reductions and related charges, net sales for the fourth quarter fiscal year 2020, and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on our operations and financial condition, the failure to satisfactorily manage and implement the Company’s expense reduction plan, the Company’s ability to complete the divestiture of its physical product businesses outside of the United States, Canada and Brazil (“Planned Divestitures”) on acceptable terms or to otherwise dispose of the operations, changes in the Company’s operating strategy, and other factors set forth in the “Risk Factors” contained in the Company’s annual report on Form 10-K for the year ended June 30, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding Planned Divestitures and acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Planned Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non- GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial information to GAAP is set forth in the reconciliation below.

NON-GAAP NET SALES RECONCILIATION

(in thousands)

	Quarter ended June 30,
	2020	2019	% Change
Preliminary net sales, reported	$758,418	$960,833	(21.1)%
Planned Divestitures	(121,930)	(149,336)

Non-GAAP net sales, excluding Planned Divestitures	636,488	811,497	(21.6)%
Foreign exchanges impact(a)	19,587	—
Less: Acquisitions	(1,567)	—

Non-GAAP net sales, constant currency excluding
Planned Divestitures and acquisitions	$654,508	$811,497	(19.3)%

(a)

Year-over-year net sales growth excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating net sales for the quarter ended June 30, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2019.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2019 Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #654 on the Fortune 1000. For more information, visit www.scansource.com.